Exhibit 99.3

JOINT FILERS’ SIGNATURES

HOV CAPITAL III LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

ADESI 234 LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HOF 2 LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HOVS LLC

By:	/s/ James Reynolds
Name:	James Reynolds
Title:	Manager

HOV SERVICES LTD

By:	/s/ Vik Negi
Name:	Vik Negi
Title:	Director

HANDSON FUND 4 I LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HANDSON GLOBAL MANAGEMENT, LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

EX-SIGMA LLC

By:	/s/ James Reynolds
Name:	James Reynolds
Title:	President